Sub-Item 77Q1a: Other Exhibits

PricewaterhouseCoopers LLP


May 23, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Ellsworth Convertible Growth and Income Fund (the "Company") (Commission File Number 811-04656) (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Company's Form N-SAR report dated March 25, 2005. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP